Confidential Treatment Requested by Kontoor Brands, Inc.

Pursuant to 17 C.F.R. Section 200.83

Exhibit 10.1

TRANSITION SERVICES AGREEMENT

by and between

V.F. CORPORATION

and

KONTOOR BRANDS, INC.

Dated as of [—]

Confidential Treatment Requested by Kontoor Brands, Inc.

Pursuant to 17 C.F.R. Section 200.83

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TRANSITION SERVICES AGREEMENT

TRANSITION SERVICES AGREEMENT dated as of [—] (as the same may be amended from time to time in accordance with its terms and together with the schedules and exhibits hereto, this “Agreement”), by and between V.F. Corporation, a Pennsylvania corporation (“VF”), and Kontoor Brands, Inc., a North Carolina corporation (“Kontoor Brands”).

R E C I T A L S

WHEREAS, on or about the date hereof the parties hereto have entered into that certain Separation and Distribution Agreement (as amended, modified or supplemented from time to time, the “Separation and Distribution Agreement”), pursuant to which VF has agreed to distribute the Jeanswear Business to the holders of the VF Common Stock as of the Record Date;

WHEREAS, pursuant to the Separation and Distribution Agreement and in connection with the transactions contemplated thereby, VF and Kontoor Brands have agreed to enter into this Agreement in order to provide for the provision both (i) from VF and the VF Group to Kontoor Brands and the Kontoor Brands Group and (ii) from Kontoor Brands and the Kontoor Brands Group to VF and the VF Group of certain transitional services in order to facilitate the orderly transition of the Jeanswear Business from VF and the members of the VF Group to Kontoor Brands and the members of the Kontoor Brands Group, upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the party, or member of its Group, providing Services (as defined below) hereunder is referred to as “Provider” and the party, or member of its Group, receiving Services hereunder is referred to as “Recipient”.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, conditions, and agreements hereinafter expressed, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.    Certain Definitions. (a) The following terms, as used herein, have the following meanings; provided that capitalized terms used but not otherwise defined in this Section 1.01 shall have the respective meanings ascribed to such terms in the Separation and Distribution Agreement:

“Accounting Referee” means a nationally recognized independent accounting firm that is jointly retained by the parties.

“Damages” means all liabilities, costs, damages, losses, claims, demands, charges, suits, penalties, Taxes and expense (including reasonable attorneys’ and other professionals’ fees and disbursements) and whether or not pursuant to a Third Party Claim.

“Prime Rate” shall mean the prime rate published in the eastern edition of The Wall Street Journal or a comparable newspaper if The Wall Street Journal shall cease publishing the prime rate.

“Services” shall mean the services set forth on the Services Schedules to be provided, or caused to be provided, by Provider to Recipient pursuant to this Agreement.

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(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Force Majeure Event	9.01
Improvements	4.01
Invoice Objection	3.04
Kontoor Brands	Preamble
Liaison Officer	9.03
Other Service Implications	2.03
Payment Date	3.03
Provider	Recitals
Provider Notice	2.01
Recipient	Recitals
Separation and Distribution Agreement	Recitals
Service Charge	3.01
Services Schedules	2.01
Subcontractor	2.04
Systems	8.01
Termination Notice	2.01
Transition Period	6.01
VF	Preamble

ARTICLE II

SERVICES

Section 2.01.    Services. During the Transition Period (as defined below) (or, with respect to a particular Service, such shorter period as may be specified in the Services Schedules with respect to any such Service), VF shall provide (or cause to be provided by an Affiliate or a Subcontractor in accordance with Section 2.04) to Kontoor Brands or the applicable member of its Group the services described on Schedule A-1 attached hereto and Kontoor Brands shall provide (or cause to be provided by an Affiliate or a Subcontractor in accordance with Section 2.04) to VF or the applicable member of its Group the services described on Schedule A-2 attached hereto (together with Schedule A-1, the “Services Schedules”). The Services (or any portion thereof) shall be provided for the period of time specified in the Services Schedules; provided that, unless otherwise specified in the Service Schedules, the term of any or all the Services (or any portion thereof) may be earlier terminated by Recipient by providing thirty (30) days prior written notice to Provider (“Termination Notice”); provided further that if it is technically infeasible or commercially impracticable to terminate one Service without terminating one or more other Services, Recipient shall be required to concurrently terminate all such Services for which separate termination would be technically infeasible or commercially impractical. Following receipt of a Termination Notice, Provider will provide Recipient with written notice (“Provider Notice”) that termination of any applicable Service will require the termination or partial termination of, or otherwise affect the performance of any other Services as a result of the technical infeasibility or commercially impracticality to terminate only the Service requested to be terminated (“Other Service Implications”), which notice shall set forth a reasonably detailed overview of any Other Service Implications. Recipient may withdraw its Termination Notice by delivering a withdrawal notice within five (5) Business Days following the receipt of such Provider Notice from Provider. If Recipient does not withdraw the Termination Notice within such period, such Termination Notice will be final and irrevocable (including as to any Other Service Implications) and Recipient shall no longer be entitled to receive the Service from Provider. Upon the effective date of termination of any Service pursuant to this Section 2.01, (i) the Provider of the terminated Service will have no further obligation to provide the terminated Service and (ii) the relevant Recipient will have no obligation to pay any future Service Charges relating to any such Service, other than any third party costs and expenses incurred by the Provider or

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any of its Affiliates in respect of such Services between the time of such termination and the time the provision of such Service would have terminated absent such early termination to the extent Provider cannot avoid the incurrence of such costs or expenses using commercially reasonable efforts, which costs and expenses shall be, from time to time, invoiced and paid as provided in Article III, mutatis mutandis; provided that Recipient shall remain obligated to the relevant Provider for the Service Charges and any other fees, costs and expenses owed and payable in accordance with the terms of this Agreement in respect of Services provided prior to the effective date of termination. Upon the effective date of termination of any Service pursuant to this Section 2.01, the relevant Provider shall reduce for the next monthly billing period the amount of the Service Charge for the category of Services in which the terminated Service was included (such reduction to reflect the elimination of all costs incurred in connection with the terminated Service to the extent the same are not required to provide other Services to Recipient), and, upon request of Recipient, Provider shall provide Recipient with documentation and/or information regarding the calculation of the amount of the reduction. In connection with termination of any Service, the provisions of this Agreement not relating solely to such terminated Service shall survive any such termination.

Section 2.02.    Standard for Service. (a) Except as otherwise provided in this Agreement or the Services Schedules, Provider agrees to use its commercially reasonable efforts to perform each Service such that the nature, quality, standard of care, skill, level of priority and the service level at which such Service is performed is not materially less than the nature, quality, standard of care, level of priority and service level at which substantially the same service was provided to the Recipient and the members of its Group, as applicable, during the twelve (12) month period immediately prior to the date hereof (or, if not so previously provided, then substantially the same as that applicable to similar services provided by Provider).

(b)    It is understood and agreed that Provider may from time to time modify, change or enhance the manner, nature, quality and/or standard of care of any Service provided to Recipient or the members of its Group to the extent Provider is making a similar change in the performance of services similar to such Services for Provider or the members of its Group or to the extent that such change is in connection with the relocation of Provider’s employees; provided that any such modification, change or enhancement will not reasonably be expected to have a material adverse effect on the provision of such Service in accordance with the standards set forth in Section 2.02(a).

(c)    The Services shall only be made available by the applicable Provider for, and the applicable Recipient shall only be entitled to utilize the Services for, the benefit of the operation of its respective Business.

Section 2.03.    Consents. The parties hereto shall cooperate and use commercially reasonable efforts to obtain any consents, permits or licenses from any third party that may be required in connection with the provision of the Services hereunder; provided that (i) Provider shall not be required to provide any Service hereunder to the extent the provision of such Service is prevented by the failure, after the exercise of commercially reasonable efforts, to obtain any such consent, permit or license and (ii) Provider shall not be required to pay any such third party any amounts to obtain any such consents, permits or licenses.

Section 2.04.    Subcontracted Services. Provider may, directly or through one or more Affiliates, hire or engage one or more subcontractors or other third parties (each, a “Subcontractor”), or cause one or more of its Affiliates, to perform any or all of Provider’s obligations to provide Services under this Agreement; provided, that Provider shall remain ultimately responsible for ensuring that the obligations set forth in this Agreement are satisfied with respect to any Service provided by any Subcontractor or Affiliate.

Section 2.05.    Management of Services. Management of, and control over, the provision of the Services provided hereunder (including the determination or designation at any time of the equipment, employees and other resources of Provider, its Affiliates or any Subcontractor engaged in accordance with Section 2.04 to be used in connection with the provision of such Services as set forth herein) shall reside solely with Provider; provided that the Services shall, at all times, be provided in accordance with the standards and requirements set forth herein and in the Services Schedules. Without limiting the generality of the foregoing, except as provided in

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the Services Schedules, all labor matters relating to any employees of Provider, its Affiliates and any Subcontractor shall be within the exclusive control of such entity, and Recipient shall not have any rights with respect to such matters. Except as provided in the Services Schedules or Section 3.01, Provider shall be solely responsible for the payment of all salary and benefits and all applicable Taxes and premiums and remittances with respect to employees of Provider used to provide any Services hereunder. Except as expressly provided in the Services Schedules, Provider shall be an independent contractor in connection with the performance of Services hereunder for any and all purposes (including federal or state tax purposes), and the Persons performing Services in connection herewith shall not be deemed to be employees or agents of Recipient.

Section 2.06.    Ownership. All procedures, methods, systems, strategies, tools, equipment, facilities and other resources owned by Provider, its Affiliates, or any Subcontractor and used by them in connection with the provision of Services (for the avoidance of doubt, excluding any such items being the property of Recipient that are provided by Recipient to Provider to facilitate Provider’s provision of the Services to Recipient) hereunder shall remain the property of Provider, its Affiliates or such Subcontractor and shall at all times be under the sole direction and control of Provider, its Affiliates or such Subcontractor.

ARTICLE III

SERVICE CHARGES

Section 3.01.    Service Charges. Recipient shall pay to Provider in respect of such Services the fee that is set forth on the Services Schedule for such Services (or category of Services, as applicable) (each such fee constituting a “Service Charge”). During the term of this Agreement, the amount of a Service Charge for any Service (or category of Services, as applicable) shall not increase, except (i) to the extent such costs and amounts increase for other business units of Provider using the same service at the same location, (ii) changes in actual compensation and benefits costs or (iii) as reasonably required by VF in order to preserve the Intended Tax Treatment (as defined in the Tax Matters Agreement) of the Distribution in accordance with Applicable Law. For the avoidance of doubt, out-of-pocket costs paid to any third party provider that is providing goods or services used by Provider in providing the Services (e.g., license costs for software) and any Taxes (including any value added, excise, sales, use and similar Taxes) imposed under Applicable Law on or on account of the provision of Services (but not on any income of Provider received in connection with the provision of such Services) will be an incremental cost to Recipient in addition to the Service Charges and will be charged to Recipient at the actual third party cost or amount of Taxes so imposed.

Section 3.02.    Invoices. Provider shall deliver invoices to Recipient on a monthly basis with respect to Services provided in the previous month.

Section 3.03.    Payment. Subject to Section 3.04, Recipient, or an Affiliate of Recipient designated in Recipient’s sole discretion, shall pay the amount of an invoice by wire transfer to Provider within thirty (30) days of the date of receipt of such invoice (the “Payment Date”) to the account specified by Provider. If the Recipient fails to pay the undisputed portion of any amount payable (including pursuant to Section 3.04) by the applicable Payment Date, the Provider may require the Recipient to pay to the Provider, in addition to the amount due, interest at an interest rate of the Prime Rate, compounded monthly, accruing from the applicable Payment Date through and including the date of actual payment.

Section 3.04.    Invoice Disputes. If Recipient delivers written notice of a good faith dispute of any invoiced amount provided on an invoice within fifteen (15) days of receipt thereof (the “Invoice Objection”), Recipient and Provider shall attempt in good faith to resolve such dispute within thirty (30) days after the delivery of such Invoice Objection. If Recipient and Provider are able to resolve such dispute within such thirty (30) day period, the Payment Date for the amount Recipient and Provider agreed shall be ten (10) days after such resolution. If Recipient and Provider are unable to resolve all such disputes within such thirty (30) day period, the matters remaining in dispute shall be submitted to the Accounting Referee to resolve any remaining disputed items as

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soon as practicable, but in no event later than sixty (60) days after its retention. The resolution of disputed items by the Accounting Referee shall be final and binding. The cost of such Accounting Referee’s review and report shall be borne by Provider and Recipient in inverse proportion as they may prevail on the matters resolved by the Accounting Referee, which proportionate allocation shall be calculated on an aggregate basis based on the relevant dollar values of the amounts in dispute and shall be determined by the Accounting Referee at the time the determination of such Accounting Referee is rendered on the merits of the matters submitted. The Payment Date for any amounts the Accounting Referee determines are owed shall be ten (10) days after the Accounting Referee renders its decision.

Section 3.05.    No Set-off Rights. Recipient shall pay the full amount of the Service Charges and shall not set-off, counterclaim or otherwise withhold any amount owed to Provider under this Agreement on account of any obligation owed by Provider to Recipient.

ARTICLE IV

INTELLECTUAL PROPERTY

Section 4.01.    Title to Intellectual Property.

(a)    This Agreement and the performance of the Services hereunder will not affect or result in the transfer of any rights, title and interest in or to, or the ownership of, any Intellectual Property of Provider or any other member of its Group and neither party will gain, by virtue of this Agreement or the provision of Services hereunder, by implication or otherwise, any rights, title, interest, license or ownership in, to or under any Intellectual Property owned by the other party or any other member of such other party’s Group. For the avoidance of doubt, to the extent Provider uses any Intellectual Property in connection with providing a Service hereunder, such Intellectual Property, and any derivative works or modifications thereof or improvements thereto (collectively, “Improvements”), shall remain, as between the parties, the sole and exclusive property of Provider. To the extent ownership of any such Intellectual Property and Improvements does not vest in Provider, Recipient hereby assigns to Provider all of its right, title and interest in and to such Intellectual Property and Improvements.

ARTICLE V

TAX

Section 5.01.    Cooperation for Statutory and Tax Filings. Recipient undertakes and agrees to cooperate in accordance with the standard for Services described in Section 2.02 to enable Provider to complete in a timely manner any and all statutory and Tax filings required to be filed by Provider that include any information related to their respective Business, as applicable. Recipient will provide and, as applicable, cause its employees and its Affiliates and their employees to provide, all such reasonable cooperation to Provider, the members of its Group and their respective representatives with respect to such filings as is reasonably requested including preparing or causing to be prepared (to the extent consistent with past practices) and furnishing or causing to be furnished records, information, work papers, reports and other documents as requested by Provider, its Affiliates or their respective representatives and causing Transferred Employees who possess relevant knowledge to make themselves available for consultation with respect to the foregoing; provided, that notwithstanding anything to the contrary in this Section 5.01, Recipient will only be obligated to cause any Person to cooperate with Provider pursuant to this Section 5.01 if and for so long as Recipient is capable of directing the actions of such Person. This Section 5.01 shall not be construed to require VF or any member of its Group to make available any Tax Return (as defined in the Tax Matters Agreement) to Kontoor Brands or any member of its Group unless the provision of such Tax Return is expressly contemplated by the Tax Matters Agreement.

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ARTICLE VI

TERM AND TERMINATION

Section 6.01.    Transition Period. The term of this Agreement (the “Transition Period”) shall commence on the date hereof and continue with respect to each of the Services for the term set forth on the Services Schedule, unless earlier terminated pursuant to this Article VI or, with respect to any given Service or Services, pursuant to Section 2.01.

Section 6.02.    Termination.

(a)    Notwithstanding Section 6.01, each party reserves the right to immediately terminate this Agreement by written notice to the other in the event that:

(i)    the other party breaches or is in default of any material obligation under this Agreement and such breach or default remains uncured for thirty (30) days after receipt of written notice from the non-breaching party;

(ii)    the other party shall (A) apply for or consent to the appointment of a receiver, trustee or liquidator, (B) admit in writing a general inability to pay debts as they mature, (C) make a general assignment for the benefit of creditors, or (D) file a voluntary petition or have filed against it a petition (which is not dismissed within sixty (60) days) for an order of relief under the federal bankruptcy code, as the same may be amended, so as to take advantage of any insolvency laws or to file an answer admitting the general obligations of an insolvency petition; or

(iii)    the other party shall have been prevented from exercising normal managerial control over all or any substantial part of its property by reason of the entry of any order, judgment or decree by any court or governmental agency of competent jurisdiction approving a petition seeking the reorganization of such party, or appointment of a receiver, trustee, liquidator or the like of such party or a substantial part of its assets.

(b)    This Agreement may be terminated upon the mutual written consent of the parties hereto.

(c)    Upon the effective date of termination of this Agreement pursuant to this Article VI, neither party will have any further obligations to provide Services or pay any future Service Charges relating to any Services; provided that Recipient shall remain obligated to the relevant Provider for the Service Charges and any other fees, costs and expenses owed and payable in accordance with the terms of this Agreement in respect of Services provided prior to the effective date of termination.

(d)    Except as provided for in Section 2.01, any termination of this Agreement with respect to any one or more Services pursuant to Section 2.01 shall not terminate this Agreement with respect to any other Service then being provided pursuant to this Agreement.

(e)    Survival. The parties hereby acknowledge and agree that the obligations of each party set forth in Section 2.01, Section 2.06, Section 5.01, Section 6.02(c), Section 6.02(e), Article VII and Article IX (excluding Section 9.03)) hereof shall survive any termination of this Agreement.

ARTICLE VII

LIMITATION OF LIABILITY; INDEMNITY

Section 7.01.    Limitation of Liability. (a) Provider may rely conclusively on, and will have no liability to Recipient for acting pursuant to and in accordance with, any notice or request which Recipient or those acting on its behalf provides to Provider in connection with the performance of the Services.

(b)    NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NO PARTY HERETO SHALL BE LIABLE FOR (I) ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, INDIRECT OR OTHER SIMILAR DAMAGES OR DAMAGES FOR LOST PROFITS OR DIMINUTION IN VALUE) EXCEPT TO THE EXTENT THAT THE OTHER PARTY IS REQUIRED TO

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PAY ANY SUCH AMOUNTS TO A THIRD PARTY, IN EACH CASE ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT OR ANY OF THE SERVICES PROVIDED HEREUNDER (INCLUDING DELIVERABLES ASSOCIATED THEREWITH), INCLUDING PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, OR (II) THE FURNISHING, PERFORMANCE, OR USE OF ANY GOODS OR SERVICES SOLD OR PERFORMED PURSUANT HERETO, WHETHER BASED UPON AN ACTION OR CLAIM IN CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), BREACH OF WARRANTY, OR OTHERWISE, IN EACH CASE, EXCEPT IN THE CASE OF GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF SUCH PARTY. FURTHER, THE LIABILITY OF PROVIDER TO RECIPIENT FOR ANY LOSS OR DAMAGE ARISING IN CONNECTION WITH PROVIDING THE SERVICES HEREUNDER SHALL NOT EXCEED THE TOTAL AMOUNT BILLED OR BILLABLE TO RECIPIENT UNDER THIS AGREEMENT FOR THE SERVICE THAT IS THE SUBJECT OF THE DISPUTE.

(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, ALL SERVICES ARE PROVIDED ON AN “AS IS, WHERE IS” BASIS AND “WITH ALL FAULTS” AND THAT PROVIDER MAKES NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE SERVICES TO BE PROVIDED HEREUNDER, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT WHICH ARE SPECIFICALLY DISCLAIMED.

Section 7.02.    Indemnification. (a) Except to the extent otherwise provided in this Agreement, Recipient shall indemnify, defend and hold harmless Provider and its Affiliates and all of their respective directors, officers, employees, agents, successors and assigns against, any Damages which any such Person may sustain or incur arising out of, related to or resulting from the performance of the Services by Provider or any of the members of its Group, including by reason of any claim, demand, suit or recovery by any third party, except to the extent such Damages arise out of or result from Provider’s or any of its Affiliates’ or Subcontractors’ gross negligence or intentional misconduct.

(b)    Except to the extent otherwise provided in this Agreement, Provider shall indemnify, defend and hold harmless Recipient and its Affiliates and all of their respective directors, officers, employees, agents, successors and assigns against, any Damages which any such Person may sustain or incur arising out of, related to or resulting from Provider’s or any of its Affiliates’ or Subcontractors’ provision of any Services to Recipient or any of the members of its Group, including by reason of any claim, demand, suit or recovery by any third party, solely to the extent such Damages are caused by the gross negligence or intentional misconduct of Provider of its Affiliates or Subcontractors.

(c)    Section 5.04 of the Separation and Distribution Agreement is hereby incorporated into this Agreement by this reference, mutatis mutandis, in relation to claims of indemnification made by Provider under Section 7.02(a) hereof.

Section 7.03.    Obligation to Correct. In the event of any breach of this Agreement by Provider with respect to any material error or defect in the provision of any individual Service, Provider shall, at Recipient’s request, correct such error or defect or re-perform such Service in a timely manner as promptly as practical after Recipient’s request at the expense of Provider.

Section 7.04.    Exclusive Remedy. The provisions of this Article VII shall be the sole and exclusive remedies of the Provider, Recipient or any of their Affiliates and all of their respective directors, officers, employees, agents, successors and assigns, as applicable, for any Damages, whether arising from statute, principle of strict liability, tort, contract or any other theory of liability at law or in equity under this Agreement.

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ARTICLE VIII

ACCESS

Section 8.01.    Access to Records and Properties. Recipient shall, during normal business hours and with reasonable prior notice, in such a manner as to not interfere unreasonably with the conduct of the Kontoor Brands Business or the VF Business, as applicable, provide Provider (a) with access to or copies of information (including, if necessary, its books and records) and (b) physical access to computer and communications systems or equipment (“Systems”) in order to maintain or service such equipment and software, in each case solely for the purposes of Provider’s provision of the Services and solely to the extent necessary for Provider to provide the Services. The parties will reasonably cooperate to ensure that only those persons who are specifically authorized to have access to the Systems of Provider, Recipient or any of the members of their respective Group gain such access, and such persons shall access such Systems only for the limited purpose of supporting the provision of the Services and shall abide by any and all access rules and restrictions applicable to such Systems, including with respect to applicable security, privacy and antitrust laws, that are provided to such person in advance of such access or from time to time thereafter. The parties will take all reasonable steps to prevent the unauthorized or unlawful access, use, destruction, alteration or loss of information contained therein.

Section 8.02.    Data Processing Activities. The parties acknowledge and agree that certain data protection matters resulting from the processing of personal data relating to performance of the Services shall be addressed and governed by a Data Processing Agreement, substantially in the form attached as Exhibit A hereto, to be entered into by the parties, in accordance with applicable privacy laws.

ARTICLE IX

MISCELLANEOUS

Section 9.01.    Notice. Except with respect to routine communications by the Liaison Officers under Section 9.03, any notice, instruction, direction or demand under the terms of this Agreement required to be in writing shall be duly given upon delivery, if delivered by hand, facsimile transmission, mail, or e-mail transmission to the following addresses:

If to VF to:

VF Corporation

105 Corporate Center Blvd.

Greensboro, North Carolina 27408

Attn: [—]

Email: [—]

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attn:     Marc O. Williams

             Daniel Brass

Email: marc.williams@davispolk.com

            daniel.brass@davispolk.com

If to Kontoor Brands to:

Kontoor Brands, Inc.

400 N. Elm Street,

Greensboro, North Carolina 27401

Attn: [—]

Email: [—]

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with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attn:     Marc O. Williams

             Daniel Brass

Email: marc.williams@davispolk.com

            daniel.brass@davispolk.com

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 9.02.    Force Majeure. Provider shall not (and no Person acting on Provider’s behalf shall) be responsible for a delay in or non-performance with respect to the delivery of any Service if the performance of such Service becomes impossible or impracticable, including, as a result of an act of god or public enemy, war, terrorism, government acts or regulations, fire, flood, embargo, quarantine, epidemic, unusually severe weather or other cause similar to the foregoing (a “Force Majeure Event”); provided, however, that Provider notifies the Recipient as soon as reasonably practicable, in writing, upon learning of the occurrence of the Force Majeure Event. Subject to compliance with this Section 9.02, Provider’s obligations hereunder with respect to such Service shall be postponed for such time as its performance is suspended or delayed on account of the Force Majeure Event, and upon the cessation of the Force Majeure Event, Provider will use its commercially reasonable efforts to resume its performance hereunder.

Section 9.03.    Representatives. Provider and Recipient will each designate a qualified employee to serve as its principal representative to coordinate and facilitate the provision of Services to Recipient (each a “Liaison Officer”). Such Liaison Officer shall have been granted sufficient authority to resolve on behalf of Provider or Recipient, respectively, all questions and problems arising with respect to the provision of Services to Recipient and the advancement of such party’s rights under this Agreement. The Liaison Officers shall meet either in-person or via telephone or videoconference to discuss the provision of the Services as often as is reasonably necessary to ensure the orderly provision of the Services and, in any event, no less frequent than monthly. From the date hereof until further written notice to the other party, the Liaison Officer of Provider and the Liaison Officer of Recipient shall be the individuals set forth on the Services Schedules.

Section 9.04.    Confidentiality. Each party acknowledges that it or a member of its Group may have in its possession, and, in connection with this Agreement, may receive, Confidential Information of the other party or any member of its Group (including information in the possession of such other party relating to its clients or customers). Each party shall hold and shall cause its Representatives and the members of its Group and their Representatives to hold in strict confidence and not to use, except as permitted by this Agreement all such Confidential Information concerning the other Group unless (a) such party or any of the members of its Group or its or their Representatives is compelled to disclose such Confidential Information by judicial or administrative process or by other requirements of Applicable Law or (b) such Confidential Information can be shown to have been (i) in the public domain through no fault of such party or any of the members of its Group or its or their Representatives, (ii) lawfully acquired after the Distribution Date on a non-confidential basis from other sources not known by such party to be under any legal obligation to keep such information confidential or (iii) developed by such party or any of the members of its Group or its or their Representatives without the use of any Confidential Information of the other Group. Notwithstanding the foregoing, such party or member of its Group or its or their Representatives may disclose such Confidential Information to the members of its Group and its or their Representatives so long as such Persons are informed by such party of the confidential nature of such

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Pursuant to 17 C.F.R. Section 200.83

Confidential Information and are directed by such party to treat such information confidentially. The obligation of each party and the members of its Group and its and their Representatives to hold any such Confidential Information in confidence shall be satisfied if they exercise the same level of care with respect to such Confidential Information as they would with respect to their own proprietary information. If such party or any of a member of its Group or any of its or their Representatives becomes legally compelled to disclose any documents or information subject to this Section 9.04, such party will promptly notify the other party and, upon request, use commercially reasonable efforts to cooperate with the other party’s efforts to seek a protective order or other remedy. If no such protective order or other remedy is obtained or if the other party waives in writing such party’s compliance with this Section 9.04, such party or the member of its Group or its or their Representatives may furnish only that portion of the information which it concludes, after consultation with counsel, is legally required to be disclosed and will exercise its commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information. Each party agrees to be responsible for any breach of this Section 9.04 by it, the members of its Group and its and their Representatives.

Section 9.05.    No Partnership, Joint-Venture Or Agency Created. The relationship of Provider and Recipient shall be that of independent contractors only. Nothing in this Agreement shall be construed as making one party a partner, joint-venturer, agent or legal representative of the other or otherwise as having the power or authority to bind the other in any manner.

Section 9.06.    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto. If any party or any of its successors or permitted assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of such party shall assume all of the obligations of such party under this Agreement.

Section 9.07.    Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 9.08.    Interpretation; Incorporation of Terms by Reference. This Agreement is an “Ancillary Agreement” as such term is defined in the Separation and Distribution Agreement and shall be interpreted in accordance with the terms of the Separation and Distribution Agreement in all respects, provided that in the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Separation and Distribution Agreement in respect of the subject matter of this Agreement, the terms of this Agreement shall control in all respects. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 9.09.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such state.

Section 9.10.    Jurisdictions. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or in any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from the transaction of business in the State of New York, and each of the parties

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Confidential Treatment Requested by Kontoor Brands, Inc.

Pursuant to 17 C.F.R. Section 200.83

hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or outside of the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.01 shall be deemed effective service of process on such party.

Section 9.11.    WAVIER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.12.    Specific Performance. Each party to this Agreement acknowledges and agrees that damages for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and irreparable harm would occur. In recognition of this fact, each party agrees that, if there is a breach or threatened breach, in addition to any damages, the other nonbreaching party to this Agreement, without posting any bond, shall be entitled to seek and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, attachment, or any other equitable remedy which may then be available to obligate the breaching party (i) to perform its obligations under this Agreement or (ii) if the breaching party is unable, for whatever reason, to perform those obligations, to take any other actions as are necessary, advisable or appropriate to give the other party to this Agreement the economic effect which comes as close as possible to the performance of those obligations (including, but not limited to, transferring, or granting liens on, the assets of the breaching party to secure the performance by the breaching party of those obligations).

Section 9.13.    Performance. Each party shall cause to be performed all actions, agreements and obligations set forth herein to be performed by any member of such party’s Group.

Section 9.14.    Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by VF and Kontoor Brands, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

* * * * *

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Confidential Treatment Requested by Kontoor Brands, Inc.

Pursuant to 17 C.F.R. Section 200.83

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.

V.F. CORPORATION

By:
Name:
Title:

KONTOOR BRANDS, INC.

By:
Name:
Title:

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Confidential Treatment Requested by Kontoor Brands, Inc.

Pursuant to 17 C.F.R. Section 200.83

Exhibit A

Data Processing Agreement

[To Come]